EXHIBIT 23.1

KPMG LLP
Morgan Keegan Tower, Suite 900
Fifty North Front Street
Memphis, TN 38103



                         Independent Auditors' Consent


The Board of Directors
Mid-America Apartment Communities, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Mid-America Apartment Communities, Inc., filed with the Securities and Exchange Commission on May 24, 2004, of our report dated February 9, 2004, relating to the consolidated balance sheets of Mid-America Apartment Communities, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statements schedule, which report is included in the 2003 annual report on Form 10-K of Mid-America Apartment Communities, Inc.

Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.


Memphis, Tennessee
May 24, 2004





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